UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 16, 2011

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective August 16, 2011, BPZ Resources, Inc. (“the Company”) appointed Richard (Rick) Menniti as Chief Financial Officer of the Company.  Mr. Menniti, 52, joined the Company in September of 2010 as Director of Corporate Finance. Since July 1, 2011, Mr. Menniti has served as interim Chief Financial Officer.

Mr. Menniti was employed by Shell Oil Company as Treasurer and Treasury Operations Manager for North America from December 1, 2005 to June 30, 2010.  Immediately preceding that, Mr. Menniti was Chief Financial Officer of Oak Power Services LLC, employed by Shell North America Gas and Power Services, from August 1, 2005 to November 30, 2005.  From October 1, 2003 to July 31, 2005, Mr. Menniti was Vice President and Corporate Controller of InterGen Services, employed by Shell North America Gas and Power Services. Mr. Menniti is a Certified Public Accountant, a Certified Management Accountant, a Certified Treasury Professional, and holds a Masters of Business Administration.

The Company did not enter into any additional material plans, contracts or arrangements with Mr. Menniti in connection with the promotion.  There are no family relationships between Mr. Menniti and any director or executive officer of the Company which would require disclosure under item 401(d) of Regulation S-K and no transactions between Mr. Menniti or any of his immediate family members and the Company which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01   Regulation FD Disclosure.

In connection with the appointment of Mr. Menniti, the Company issued a press release on August 16, 2011, which is being furnished as Exhibit 99.1 to this report.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 16, 2011, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: August 16, 2011	By:	/s/ Manuel Pablo Zúñiga-Pflücker
	Name:	Manuel Pablo Zúñiga-Pflücker
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 16, 2011, and furnished with this report.